NU SKIN ENTERPRISES

FOR IMMEDIATE RELEASE

CONTACTS:
Nu Skin Enterprises
Charles Allen (investors)
(801)     345-6110
Kara Schneck (media)
(801) 345-2116

NU SKIN ENTERPRISES REPORTS FOURTH QUARTER AND YEAR-END RESULTS

PROVO, Utah — Feb. 5, 2004 — Nu Skin Enterprises, Inc. (NYSE: NUS) today reported 10 percent revenue growth and 41 percent earnings per share growth for the fourth quarter of 2003. These results were driven by continued momentum in China, strong Pharmanex sales, a significant share repurchase in the quarter and the positive impact of foreign currency fluctuations. For the year ended Dec. 31, 2003, revenue increased 2 percent and earnings per share grew 9 percent.

Financial Results

        For the quarter ended Dec. 31, 2003, Nu Skin Enterprises’ revenue increased to $275.9 million, from $250.2 million in the fourth quarter of 2002. Net income increased 28 percent to $23.1 million, with earnings per share of $0.31, compared to net income of $18.0 million and earnings per share of $0.22 for the same period in 2002. The fourth quarter earnings per share growth rate was higher than the net income growth rate because of the repurchase of 10.8 million shares of common stock on Oct. 27, 2003. Revenue during the quarter was positively impacted 7 percent by foreign currency fluctuations.

        For the year ended Dec. 31, 2003, revenue increased to $986.5 million from $964.1 million in 2002. Net income was $67.9 million with earnings per share of $0.85. Excluding one-time charges incurred during the third quarter, earnings per share for the year would have been $0.90. In 2002, net income was $64.8 million and earnings per share were $0.78. The year-over-year revenue comparison was negatively impacted by $15 million as a result of the Big Planet restructuring. Annual revenue was positively impacted 4 percent by foreign currency fluctuations.

        A GAAP reconciliation of net income and earnings per share, excluding the 2003 one-time restructuring charges, is included in the attached financial tables.

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        The number of active distributors increased 11 percent, with the number of executive distributors increasing 8 percent sequentially during the fourth quarter. On a year-over-year basis, the active and executive distributor counts improved 20 percent and 4 percent, respectively.

        “Our performance during the fourth quarter increases our confidence that we are poised for further growth in 2004,” said Truman Hunt, president and chief executive officer. “Mainland China revenue during the fourth quarter increased 67 percent over the third quarter to $18.0 million. In the United States, Pharmanex fourth quarter revenue increased 46 percent over the prior year. As forecasted, our Japan revenue continued at a solid pace, helping to achieve our projected targets for the quarter. Additionally, global Pharmanex monthly subscription orders jumped 47 percent compared to the fourth quarter of 2002 as a result of our focus on this program. Our growing subscriber base should significantly improve our customer retention rate going forward.”

Regional Results

North Asia. Revenue increased 11 percent to $171.5 million during the fourth quarter in North Asia compared to the same period in 2002, primarily due to the continued strengthening of the Japanese yen. For the year, the weighted average yen exchange rate was 116. Excluding the impact of foreign currency fluctuations, quarterly revenue in the region and in Japan was even with prior year results, while South Korea continued its turnaround with local currency revenue down only 4 percent. For the region, the executive distributor count improved sequentially, although down 4 percent compared to prior year results.

Greater China. Revenue in the Greater China region increased 50 percent to $43.7 million during the fourth quarter over the prior year. Mainland China continues to post strong gains with revenue up 67 percent sequentially to $18.0 million. The executive distributor count in the region continues to improve due to the addition of new sales representatives in China.

North America. Revenue decreased 14 percent in North America during the fourth quarter over the prior year to $30.7 million due to the loss of revenue from the sale of the professional employer organization (PEO) and the discontinuation of other unprofitable Big Planet services. Quarterly U.S. Pharmanex revenue was up 46 percent compared to prior year results, driven by a 70 percent increase in LifePak sales. In the fourth quarter, the number of U.S. executive distributors increased

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18 percent year-over-year and 8 percent sequentially. In the region, the executive distributor count increased 6 percent compared to prior year results.

South Asia/Pacific. Fourth quarter revenue in the South Asia/Pacific region was down 12 percent to $20.7 million over the prior year. Thailand maintained impressive trends with local currency revenue up 53 percent during the quarter. Since 2001, Thailand annual revenue has more than tripled to $22.7 million in 2003. In Malaysia and Singapore sequential revenue has stabilized. The number of executive distributors in South Asia/Pacific was down 27 percent compared to prior year results, but was up 6 percent sequentially.

Other Markets. Revenue from the company’s other markets was up 21 percent to $9.4 million during the fourth quarter. Revenue in Europe improved 20 percent for the quarter and was up 24 percent for the year. Europe quarterly and annual revenue was positively impacted by foreign currency fluctuations of approximately 16 percent. Following the September launch of a new business model in Brazil, fourth quarter revenue in Latin America increased 34 percent compared to prior year results and was up 27 percent sequentially.

Division Results

Nu Skin. Fourth quarter personal care revenue increased 9 percent to $137.4 million while revenue for the year was $476.2 million compared with $470.6 million in 2002. Nu Skin continued to benefit from increased sales in China and strong demand for Tru Face Essence™. Nu Skin quarterly and annual revenue was positively impacted by foreign currency fluctuations of 7 percent and 4 percent, respectively.

Pharmanex.     Pharmanex posted fourth quarter revenue of $132.0 million, a 19 percent increase over the same period in 2002. Revenue for the year improved 8 percent to $472.1 million. The increase can be attributed to the impact of foreign currency fluctuations and an emphasis on monthly product subscriptions, which were up 46 percent in the fourth quarter compared to the prior year. Pharmanex quarterly and annual revenue was positively impacted 8 percent and 5 percent, respectively, by foreign currency fluctuations.

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Big Planet. Big Planet quarterly revenue decreased 52 percent compared to prior year results to $6.5 million and annual revenue decreased 30 percent to $38.2 million as a result of the sale of the PEO and discontinuation of unprofitable products and services.

Operational Performance

        The company’s gross margin improved 270 basis points to 83.4 percent in the fourth quarter compared to prior year results. This improvement was due primarily to the sale of the PEO, favorable foreign currency exchange rates, as well as improved gross margins resulting from the company’s new personal care manufacturing plant in China. Selling expenses as a percent of revenue were 42.2 percent, an increase of 190 basis points compared to the prior year and is attributed to the sale of the PEO and higher selling expenses in China compared to the prior year. General and administrative expenses as a percent of revenue improved 120 basis points over prior year results to 27.6 percent, reflecting operational efficiencies from higher revenue and the benefits of the company’s focus on cost control. Fourth quarter operating margin was 13.6 percent, a 200 basis point improvement over the fourth quarter of 2002. For the year, the company’s operating margin remained unchanged at 11.0 percent. Excluding the one-time restructuring charges incurred during the third quarter, the operating margin for the year would have been 11.4 percent.

        A GAAP reconciliation of operating margin, excluding the one-time charges, is included in the attached financial tables.

        The company also completed a $140 million stock repurchase of 10.8 million shares in the fourth quarter. The company used $45 million of cash from existing balances and borrowed $95 million to complete this transaction. Strong cash flow from operations allowed for the retirement of $20 million of short-term debt during the quarter. In 2003, the company invested $24 million in capital improvements, paid dividends of $22 million and made open market stock repurchases totaling $8 million.

Outlook

        “We continue to be optimistic about our growth prospects for 2004,” Hunt said. “Japan, the United States and Mainland China results will be key to our success. Our target is to maintain sales volume in Japan, grow our U.S. business by 20 percent from our fourth quarter revenue level and double China’s revenue in 2004. With these results, we can achieve revenue growth of 7 to10 percent to $1.06 to $1.08 billion and earnings per share of $1.04 to $1.08. The projected earnings

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per share growth reflects the benefit of the fourth quarter stock repurchase and represents 22 to 27 percent growth over prior year earnings per share, or 16 to 20 percent growth when excluding the one-time charges in 2003.

        “In the first quarter, we expect revenue of $240 to $245 million, up from $220 million in the first quarter of 2003, and earnings of $0.17 to $0.18 per share, up from $0.16 last year. We anticipate some degree of impact associated with the Japanese regulatory response to the discovery of BSE in the United States, but are confident that we will achieve our projected first quarter results and do not expect this issue to have a material impact on our business in 2004. During the quarter, we will also host approximately 10,000 distributors at our international convention, which represents a $6.5 million expense in the quarter.”

        Management’s overview of fourth quarter and 2003 financial results will be available today, Thursday, Feb. 5, beginning at 11:30 a.m. (EST) on the Investor portion of the company’s Web site, www.nuskinenterprises.com. A replay of management’s overview will be available on the company’s Web site through Feb. 20, 2004.

The Company

        Nu Skin Enterprises, Inc. is a global direct selling company operating in more than 30 markets throughout Asia, the Americas and Europe. The company markets premium quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) our confidence in our growth prospects for 2004; (ii) our belief that our growing automatic delivery subscriber base should significantly improve our customer retention rate going forward; (iii) financial projections for the first quarter and the year 2004; and (iv) our belief that the BSE issue will not have a material impact on our business in 2004. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) risks associated with the implementation of alternative production plans in response to the recent ban in Japan on sales of certain bovine-based gelatin

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capsules, including any technical or quality problems, any discovery of BSE in other countries such as India where the company sources bovine products, any shortages of supplies of alternative sources of gelatin capsules, or any additional restrictions imposed by Japan or any other country; (b) the risk that our business could be harmed if demand for the company’s products is adversely impacted by consumers becoming unduly concerned about perceived risks associated with bovine derived products, or alternatively, consumers reacting negatively to the company switching from capsules to tablets on some products as part of its contingency plans; (c) any continued or increased regulatory scrutiny in China, which has from time to time in the past, and could in the future, negatively impact our business; (d) any inability of the company to effectively manage rapid growth in China, including management of a large employed sales force; (e) risks that could adversely impact the company’s operations or financial results in its markets, including our largest market, Japan, such as any continuation or increase in the impact of negative market conditions on the company’s business, material decreases in executive level and active distributors, adverse changes in exchange rates, or the company’s failure to execute effective initiatives in these markets; (f) regulatory risks associated with the Pharmanex BioPhotonic Scanner, which could delay or inhibit our use of the scanner if it is determined to be a medical device in any market; (g) any failure of planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (h) adverse publicity related to the company’s business, products or industry; and (i) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Amendment No. 2 to Registration Statement on Form S-3 filed on January 12, 2004. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

(Financial Tables to Follow)

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Nu Skin Enterprises, Inc.
Consolidated Statements of Income
For the Fourth Quarters Ended December 31, 2003 and 2002
(in thousands, except per share amounts)

	2003	2002
Revenue
North Asia	$ 171,513	$ 153,990
Greater China	43,678	29,116
North America	30,657	35,843
South Asia and Pacific	20,679	23,518
Other Markets	9,393	7,733

Total revenue	275,920	250,200

Cost of sales	45,947	48,466

Gross profit	229,973	201,734

Operating expenses
Selling expenses	116,516	100,817
General and administrative expenses	76,060	71,953

Total operating expenses	192,576	172,770

Operating income	37,397	28,964

Other income (expense), net	(676)	(437)

Income before provision for income taxes	36,721	28,527
Provision for income taxes	13,587	10,555

Net income	$ 23,134	$ 17,972

Net income per share
Basic	$ 0.32	$ 0.22
Diluted	$ 0.31	$ 0.22
Weighted average common shares outstanding
Basic	73,143	81,300
Diluted	74,608	82,833

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Nu Skin Enterprises, Inc.
Consolidated Statements of Income
For the Years Ended December 31, 2003 and 2002
(in thousands, except per share amounts)

	2003	2002
Revenue
North Asia	$ 617,677	$ 593,860
Greater China	135,535	104,877
North America	122,762	145,952
South Asia and Pacific	75,816	91,110
Other Markets	34,667	28,268

Total revenue	986,457	964,067

Cost of sales	176,545	190,868

Gross profit	809,912	773,199

Operating expenses
Selling expenses	407,088	382,159
General and administrative expenses	289,925	285,229
Restructuring and other charges	5,592	--

Total operating expenses	702,605	667,388

Operating income	107,307	105,811

Other income (expense), net	432	(2,886)

Income before provision for income taxes	107,739	102,925
Provision for income taxes	39,863	38,082

Net income	$ 67,876	$ 64,843

Net income per share
Basic	$ 0.86	$ 0.79
Diluted	$ 0.85	$ 0.78
Weighted average common shares outstanding
Basic	78,637	81,731
Diluted	79,541	83,128

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Nu Skin Enterprises, Inc.
Consolidated Balance Sheets
As of December 31, 2003 and 2002
(in thousands)

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$ 122,568	$ 120,341
Accounts receivable	15,054	18,914
Inventories, net	83,338	88,306
Prepaid expenses and other	53,577	48,878

	274,537	276,439

Property and equipment, net	60,528	55,342
Goodwill	118,768	118,768
Other intangible assets, net	67,572	69,181
Other assets	100,142	92,108

Total assets	$ 621,547	$ 611,838

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 18,816	$ 17,992
Accrued expenses	96,438	77,808
Current portion of long-term debt	17,915	--

	133,169	95,800

Long-term debt	147,488	81,732
Other liabilities	52,842	47,820

Total liabilities	333,499	225,352

Stockholders' equity
Class A common stock	71	36
Class B common stock	--	45
Additional paid-in capital	(68,191)	69,803
Accumulated other comprehensive loss	(73,049)	(68,988)
Retained earnings	431,615	385,590
Deferred compensation	(2,398)	--

	288,048	386,486

Total liabilities and stockholders' equity	$ 621,547	$ 611,838

Nu Skin Enterprises, Inc.
Distributor Growth by Market

	As of December 31, 2003		As of December 31, 2002		% Increase (Decrease)
	Active	Executive	Active	Executive	Active	Executive
North Asia	321,000	17,013	322,000	17,668	(0.3%)	(3.7%)
Greater China*	187,000	5,991	73,000	3,564	156.2%	68.1%
North America	70,000	2,861	73,000	2,693	(4.1%)	6.2%
South Asia and Pacific	68,000	2,175	66,000	2,972	3.0%	(26.8%)
Other Markets	32,000	1,091	32,000	1,018	0.0%	7.2%

Total	678,000	29,131	566,000	27,915	19.8%	4.4%

*	Following the opening of our retail business in China during 2003, active distributors includes 117,000 preferred customers and executive distributors includes 3,100 employed, full-time sales representatives.

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Nu Skin Enterprises, Inc.
Reconciliation of GAAP Net Income and Earnings Per Share to
Net Income and Earnings Per Share Excluding One–Time
Restructuring and Other Charges
For the Year Ended December 31,
(in thousands, except per share amounts)

	2003	2002
GAAP net income as reported	$ 67,876	$ 64,843

One-time charges
Charges related to headcount reductions and early
retirement program	5,067	--
Divestiture of PEO	525	--
Tax effects on adjustments	(2,069)	--

Total charges, net of tax effects	3,523	--

Net income excluding one-time charges	$ 71,399	$ 64,843

Diluted income per share excluding
one-time charges	$ 0.90	$ 0.78

Nu Skin Enterprises, Inc.
Reconciliation of GAAP Operating Margin to Operating Margin
Excluding One–Time Restructuring and Other Charges
For the Year Ended December 31,
(in thousands)

	2003	2002
GAAP operating income as reported	$ 107,307	$ 105,811

One-time charges
Charges related to headcount reductions and early
retirement program	5,067	--
Divestiture of PEO	525	--

Total charges	5,592	--

Operating income excluding one-time charges	$ 112,899	$ 105,811

GAAP operating margin (GAAP operating income/revenue)	10.9%	11.0%
Operating margin excluding one-time charges (operating income
excluding one-time charges/revenue)	11.4%	11.0%

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